Rocket Fuel Announces Efficiency Program and Preliminary First Quarter Results

Efficiency Program Projected to Reduce Costs by $30 Million Annually

Company Reports Preliminary First Quarter 2015 Results
Above Guidance Ranges

REDWOOD CITY, Calif., April 22, 2015 – Rocket Fuel (NASDAQ: FUEL), a leading programmatic media-buying platform provider that uses artificial intelligence (AI) at Big Data scale to improve marketing ROI for global agencies and enterprise marketers, today announced a series of operational efficiency initiatives that are expected to result in significant reductions in its cost structure. The initiatives span the company’s operations and are part of the company’s previously announced goal of achieving positive non-GAAP adjusted EBITDA for the full 2015 fiscal year.

“We are taking proactive steps to improve Rocket Fuel’s financial model, and our team is focused and committed as we quickly implement these needed efficiency actions,” said Monte Zweben, interim CEO of Rocket Fuel. “The company expects the operational efficiency program to reduce costs by approximately $30 million annually and position us to achieve our goal of positive non-GAAP adjusted EBITDA for 2015.”

Zweben added, “We continue to help marketers and their agencies optimize their campaigns by delivering Marketing that Learns™ -- our AI technology and Big Data architecture that continuously updates its understanding of which advertising and other marketing strategies have the most impact. Whether customers buy media from Rocket Fuel or use our technology platform, they view us as a trusted marketing partner because of how our AI continuously improves the effectiveness of their campaigns to deliver optimal business outcomes.”

As part of its efficiency measures, Rocket Fuel is reducing operating expenses in most categories, including facilities leasing costs, outside services costs, and a reduction in workforce as a result of streamlining operating groups across the business. The company’s engineering and R&D departments were unaffected, ensuring that the company can continue to develop and deliver its market-leading technologies.

Preliminary First Quarter 2015 Financial Results
The Company also announced preliminary results for the first quarter of 2015 as follows:

Revenue is estimated to be approximately $104.3 million, an increase of approximately 40% from the first quarter of last year.

Non-GAAP net revenue is estimated to be approximately $58.8 million, an increase of 32% from the first quarter of last year and above the Company’s prior guidance range of $57 to $58 million.

Net loss is estimated to be approximately $(36.9) million.

Non-GAAP adjusted EBITDA is estimated to be a loss of approximately $(13.6) million, significantly better than the Company’s prior guidance range of a loss of
$(18) to $(19) million.

“Our preliminary first quarter non-GAAP adjusted EBITDA results came in significantly ahead of our prior guidance range, reflecting the initial impact of our focus on controlling costs and optimizing our financial model,” said Dave Sankaran, CFO. ”With strategic efficiency programs in place, we expect to see continued improvement in our operating results in the coming quarters.”

This preliminary, unaudited information is based on the Company’s current estimate of results from operations for the first quarter of 2015, and remains subject to change based on the Company’s and its independent auditor’s customary and ongoing review of results, the subsequent occurrence or identification of events prior to closing of the review, and any further adjustments made in connection with closing and review procedures. As previously announced, the Company intends to report its final results and host a conference call to discuss its results on May 7, 2015.

Use of Non-GAAP Measures
This press release includes information relating to non-GAAP net revenue and non-GAAP adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.
We define non-GAAP net revenue as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of non-GAAP net revenue is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, media costs and other cost of revenue.

We define non-GAAP adjusted EBITDA as GAAP net loss before interest expense, other income (expense), net, income tax provision (benefit), depreciation and amortization expense and stock-based compensation expense and related payroll taxes. Non-GAAP adjusted EBITDA has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; it does not reflect changes in, or cash requirements for, our working capital needs; it does not consider the potentially dilutive impact of equity-based compensation; and it does not reflect acquisition related and other expenses, tax and interest expenses that may represent payments that reduce the cash available to us. Other companies, including those in our industry, may calculate non-GAAP adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted EBITDA alongside other financial performance measures, including cash flow metrics, net income (loss) and our other GAAP results.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events and our future financial performance.  Such statements include, but are not limited to: the anticipated cost reductions and other beneficial expected impacts from the company’s operational efficiency initiatives; the company’s ability to achieve positive non-GAAP adjusted EBITDA in 2015; and the company’s preliminary estimate of financial results for the first quarter of fiscal 2015. Words such as “expect,” “estimate,” “believe,” “anticipate,” “plan” and other similar words in various tenses are also intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, the company’s ability to implement the operational efficiency initiatives described above; potential negative impacts of the operational efficiency initiatives; the results of the final review of the company’s preliminary first quarter earnings results; our history of losses; fluctuations in our operating results; failure to achieve expected synergies and efficiencies of operations between Rocket Fuel and [x+1]; failure to adequately address competition from agency trading desks; the ability of our sales force to increase productivity; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2015 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel
Rocket Fuel combines the science of Artificial Intelligence with the scale of Big Data to improve the effectiveness of programmatic marketing. Customers trust Rocket Fuel's Marketing That Learns® platform to achieve brand and direct-response objectives in diverse industries across North America, Latin America, Europe, and APAC. With the acquisition of marketing technology firm [x+1] in September of 2014, Rocket Fuel now offers a complete digital marketing hub for the world's most innovative, always-on marketers. The hub includes data management, programmatic media-buying, site optimization, and predictive analytics capabilities that extend across a marketer's paid and owned channels, and personalize every customer interaction. Rocket Fuel operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit
http://www.rocketfuel.com or call 1-888-717-8873.

Rocket Fuel Inc.

PRELIMINARY UNAUDITED RECONCILIATION FROM GAAP REVENUE TO

NON-GAAP NET REVENUE

In millions for the three months ended March 31, 2015

Revenue	$104.3
Media Costs	45.5
Non-GAAP net revenue	$58.8

Rocket Fuel Inc.

PRELIMINARY UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO
NON-GAAP ADJUSTED EBITDA

In millions for the three months ended March 31, 2015

Net Loss	(36.9)
Adjustments:
Interest expense, net	1.4
Income tax provision	0.4
Depreciation and amortization	11.9
Stock-based compensation expense	7.4
Other expense, net	2.2
Non-GAAP Adjusted EBITDA	(13.6)

CONTACT:    Media Contact:
Kenya Hayes
pr@rocketfuel.com
650-481-6178

Investor Contact:
Whitney Kukulka
The Blueshirt Group
ir@rocketfuel.com
415-489-2187